                                                                    EXHIBIT 99.1


PIER 1 IMPORTS REPORTS FISCAL YEAR 2003 EARNINGS PER SHARE INCREASE OF 31%

FORT WORTH, TEXAS, April 10, 2003 - Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share were $1.36 for the fiscal year ended March 1, 2003, an increase of 31% over last year's $1.04 per diluted share. Net income was $129,386,000, compared to last year's net income of $100,209,000. Earnings for the fiscal fourth quarter were $0.57 per diluted share, an increase of 12% over last year's $0.51 per diluted share. Net income for the quarter was $54,032,000, an increase of 10% over last year's $49,016,000.

Sales for the year ended March 1, 2003 were $1,754,867,000, up 13.3% from last year's $1,548,556,000. Comparable store sales grew 4.7% over the prior year. Sales for the fiscal fourth quarter amounted to $521,035,000, an increase of 8.9% from last year's $478,561,000. Comparable store sales for the fourth quarter increased 0.9% over the prior-year period.

Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Fiscal 2003 was an outstanding year for our Company. We achieved record earnings in a period that was challenging for retailers, and finished the year with a very strong balance sheet with inventories on plan and a solid cash position. Our gross profit continued to be strong, increasing by 90 basis points for the year and 40 basis points for the fourth quarter. Selling, general and administrative expenses were well leveraged at 28.6% of sales for the year, compared to 28.9% last year. We entered our new fiscal year with confidence in our ability to weather the current war situation and decline in consumer confidence and will continue to focus on making the Company and the Pier 1 brand even stronger."

The Company will be hosting a conference call to discuss March sales, fiscal 2003 fourth quarter and year-end earnings at 10:00 a.m. Central Time today. A web cast is available to all investors on our website at www.pier1.com linking through to the "About Us" page and the "Investing" page, or you can dial into the conference at 706-643-0435. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals.

Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2003. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, terrorist attacks and other acts of war, the war with Iraq and its duration, labor strikes, weather conditions that may affect sales, the general strength of the economy and levels of consumer spending, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(r) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(r) stores in the United Kingdom; and Cargokids!(r) stores in Texas, Maryland, Virginia, Georgia, North Carolina and Kansas.
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(Financial Tables Follow)



                              Pier 1 Imports, Inc.

                          COMPARATIVE OPERATING RESULTS
                      FOR THE THREE AND TWELVE MONTHS ENDED
                         MARCH 1, 2003 AND MARCH 2, 2002
                     (in thousands except per share amounts)

                                       Three Months Ended                     Twelve Months Ended
                                  March 1,             March 2,           March 1,            March 2,
                                   2003                 2002               2003                2002
                              ---------------     ---------------     ---------------     ---------------
                                         (unaudited)

Net Sales                     $       521,035     $       478,561     $     1,754,867     $     1,548,556
                              ===============     ===============     ===============     ===============


Net Income                    $        54,032     $        49,016     $       129,386     $       100,209
                              ===============     ===============     ===============     ===============


Earnings Per Share:
      Basic                   $          0.59     $          0.53     $          1.39     $          1.06
                              ===============     ===============     ===============     ===============


      Diluted                 $          0.57     $          0.51     $          1.36     $          1.04
                              ===============     ===============     ===============     ===============

                              Pier 1 Imports, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands except per share amounts)


                                                              Three Months Ended                       Twelve Months Ended
                                                           March 1,            March 2,            March 1,            March 2,
                                                            2003                2002                2003                2002
                                                       --------------      --------------      --------------      --------------
                                                                  (unaudited)

Net sales                                              $      521,035      $      478,561      $    1,754,867      $    1,548,556

Operating costs and expenses:
   Cost of sales (including buying and store
       occupancy)                                             288,312             266,661           1,001,462             898,795
   Selling, general and administrative
       expenses                                               135,218             123,453             502,319             448,127
   Depreciation and amortization                               12,067              11,039              46,432              42,821
                                                       --------------      --------------      --------------      --------------
                                                              435,597             401,153           1,550,213           1,389,743
                                                       --------------      --------------      --------------      --------------


          Operating income                                     85,438              77,408             204,654             158,813

Nonoperating (income) and expenses:
   Interest and investment income                                (884)               (999)             (3,047)             (2,484)
   Interest expense                                               558                 673               2,327               2,300
                                                       --------------      --------------      --------------      --------------
                                                                 (326)               (326)               (720)               (184)
                                                       --------------      --------------      --------------      --------------


          Income before income taxes                           85,764              77,734             205,374             158,997

Provision for income taxes                                     31,732              28,718              75,988              58,788
                                                       --------------      --------------      --------------      --------------


Net income                                             $       54,032      $       49,016      $      129,386      $      100,209
                                                       ==============      ==============      ==============      ==============


Earnings per share:
       Basic                                           $         0.59      $         0.53      $         1.39      $         1.06
                                                       ==============      ==============      ==============      ==============

       Diluted                                         $         0.57      $         0.51      $         1.36      $         1.04
                                                       ==============      ==============      ==============      ==============

Average shares outstanding during period:
       Basic                                                   92,210              93,334              92,871              94,414
                                                       ==============      ==============      ==============      ==============

       Diluted                                                 94,327              96,087              95,305              96,185
                                                       ==============      ==============      ==============      ==============

                              Pier 1 Imports, Inc.

                           CONSOLIDATED BALANCE SHEETS
                     (in thousands except per share amounts)



                                                                         March 1,         March 2,
                                                                           2003             2002
                                                                       -----------      -----------
ASSETS

Current assets:
   Cash, including temporary investments of $225,882 and
      $213,488, respectively                                           $   242,114      $   235,609
   Beneficial interest in securitized receivables                           40,538           44,620
   Other accounts receivable, net                                           11,420            6,205
   Inventories                                                             333,350          275,433
   Prepaid expenses and other current assets                                36,179           43,286
                                                                       -----------      -----------
        Total current assets                                               663,601          605,153

Properties, net                                                            254,503          209,954
Other assets                                                                49,383           47,565
                                                                       -----------      -----------
                                                                       $   967,487      $   862,672
                                                                       ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt                                   $       393      $       356
   Accounts payable                                                         76,742           78,961
   Gift cards, gift certificates and merchandise credits
      outstanding                                                           37,924           29,288
   Accrued income taxes payable                                             25,798           29,738
   Other accrued liabilities                                               102,732           70,053
                                                                       -----------      -----------
        Total current liabilities                                          243,589          208,396

Long-term debt                                                              25,000           25,356
Other noncurrent liabilities                                                54,962           43,264

Shareholders' equity:
   Common stock, $1.00 par, 500,000,000 shares authorized,
      100,779,000 issued                                                   100,779          100,779
   Paid-in capital                                                         144,247          140,190
   Retained earnings                                                       539,776          429,910
   Cumulative other comprehensive income                                    (2,210)          (4,702)
   Less -- 10,045,000 and 7,362,000 common shares in treasury,
      at cost, respectively                                               (138,656)         (80,521)
                                                                       -----------      -----------
                                                                           643,936          585,656
                                                                       -----------      -----------
                                                                       $   967,487      $   862,672
                                                                       ===========      ===========

Contact:

             Pier 1 Imports, Inc., Fort Worth
             Cary Turner,  817-252-8400